Exhibit 10.16

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of November 22, 2010, by and between SDJ ENTERPRISES, LTD,. a California limited partnership (“Lessor”), and GURU DENIM, INC., a California corporation, and TRUE RELIGION APPAREL, INC., a Delaware corporation (collectively “Lessee”), with reference to the following facts:

A.           Lessor and Lessee entered into that certain Standard Industrial/Commercial Single-Tenant Lease —Gross dated as of April 28, 2006, with attached Arbitration Agreement and Addendum (collectively the “Lease Agreement”), for the premises located at the street address of 2263 E. Vernon Avenue, Vernon, CA 90058 (the “Premises”).

B.             The Original Term of the Lease Agreement is presently scheduled to expire on June 30, 2011, and Lessor and Lessee now desire to provide for the extension of the Original Term and to make certain other amendments and modifications to the Lease Agreement, all as more particularly provided herein.

C.             Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings as are ascribed to such terms in the Lease Agreement.

NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged by Lessor and Lessee, Lessor and Lessee hereby agree as follows:

1.              EXTENSION OF ORIGINAL TERM.  The Original Term, presently scheduled to expire on June 30, 2011, is hereby extended to August 31, 2016; the period beginning July 1, 2011 through August 31, 2016 is hereby referred to as the “Extended Term”.  Lessee shall have no right or option to extend or renew its rental of the Premises beyond August 31, 2016, except as provided in Paragraph 3 below.

2.              EXTENDED TERM BASE RENT.

2.1.      The Base Rent payable by Lessee during the Extended Term shall be $59,500 per month from July 1, 2011 through June 30, 2012 (subject to the Base Rent abatement provisions of Paragraph 2.2 below), $60,988 per month from July 1, 2012 through June 30, 2013, $62,512 per month from July 1, 2013 through June 30, 2014, $64,075 per month from July 1, 2014 through June 30, 2015, and $65,677 per month from July 1, 2015 through August 31, 2016.

2.2.      Subject to the provisions of Paragraph 13.3 of the Lease Agreement, the Base Rent (but no other monetary obligations of Lessee) shall be fully abated during period July 1, 2011 through August 31, 2011.

2.3.      Lessee shall continue to pay during the Extended Term all categories of expenses that Lessee was obligated to pay during the Original Term, including without limitation Insurance Cost Increases during the Extended Term in excess of the Base Premium that was payable during the Original Term, and Tax Increases during the Extended Term in excess of the Real Property Taxes that were payable during the fiscal year in which the Commencement Date of the Original Term occurred.

3.              OPTIONS TO EXTEND.  Lessor hereby grants to Lessee two (2) successive options to extend the Extended Term for five (5) years per option, with the first option commencing, if at all, on September 1, 2016, and the second option commencing, if at all, on September 1, 2021.  Time is of the essence with respect to Lessee’s exercise of each option, and Lessee shall not have the right to exercise the second option if it did not timely exercise the first option.  The provisions of Addendum 55 of the Lease Agreement, including without limitation those setting forth the time and manner of exercising an option and the determination of the Base Rent during each option period, shall be applicable to each option.

4.              CONDITION OF PREMISES.  Lessee shall accept the Premises in their then “as is, where is” condition on the commencement of the Extended Term, without any representations or warranties from Lessor, or any obligation on Lessor’s part to make any alternations or improvements or to fund any improvement allowance.  Lessee further acknowledges that: (a) Lessor is under no current obligation to make any repairs to the Premises; (b) Lessor is not in default under any of the terms, condition or covenants of the Lease Agreement; and (c) no circumstance exists which, with the passage of time or the giving of notice by Lessee, or both, would constitute such a default by Lessor under the Lease Agreement.

5.              INSURANCE.  During the Extended Term Lessee shall carry and maintain, at Lessee’s sole cost and expense, increased limits for the insurance required to be carried by Lessee pursuant to Article 8 of the Lease Agreement, and also additional types of insurance coverages for the Premises and Lessee’s business operations therein, all as may be reasonably required by Lessor from time to time.

6.              BROKERS:  Lessee and Lessor each represents and warrants to the other that it has had no dealings with any person, firm, broker, or finder in connection with this Amendment and that no one is entitled to any commission or finder’s fee in connection herewith, other than Lessor’s broker Jonas Lang LaSalle (“Lessor’s Broker”) and Lessee’s broker Daum Commercial (“Lessee’s Broker”).  Lessor shall pay a total commission to said brokers equal to three percent (3%) of the aggregate Base Rent payable by Lessee during the Extended Term, such commission to be evenly divided between Lessor’s Broker and Lessee’s Broker; one-half of said commission shall be paid by Lessor promptly following the full execution and delivery of this Amendment, and the remaining one-half shall be paid by Lessor promptly following the commencement date of the Extended Term.  Lessor shall not be obligated to pay any brokerage commissions for Lessee’s rental of the Premises for any period following August 31, 2016 unless otherwise agreed by Lessor in writing in Lessor’s sole and absolute discretion.  Lessee and Lessor each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges that may be claimed by any broker, finder or other similar party by reason of any dealings or action of the indemnifying party, including any costs, expenses and attorneys’ fees reasonably incurred with respect thereto, other than the claims of Lessor’s Broker and Lessee’s Broker (which claims of Lessor’s Broker and Lessee’s Broker shall be paid by Lessor as provided in this Paragraph 6).

7.              ENTIRE AGREEMENT:  The mutual obligations of the parties as provided herein are the sole consideration for this Amendment and no representations, promises or inducements have been made by the parties other than as appear in this Amendment  This Amendment may not be amended except in writing signed by both parties.

8.               INCORPORATION:  Except as otherwise expressly set forth herein, all terms and conditions of the Lease Agreement shall remain unmodified and in full force and effect and be applicable to Lessee’s rental of the Premises during the Extended Term; provided, however, Lessee shall not be entitled to any free rent, additional improvements by Lessor, tenant improvement allowances or any option or right to extend the Extended Term that may be set forth in the Lease Agreement, and any such terms that may be contained in the Lease Agreement prior to this Amendment are hereby deleted and are of no further force and effect.

9.               SEPARATE COUNTERPARTS:  This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original.  Such counterparts shall together constitute and be one and the same instrument.  Further, either party may deliver its signature hereon via facsimile or electronic (PDF) transmission, and any such signature so delivered shall be binding on that party.

IN WITNESS WHEREOF, the parties hereto have entered in this Amendment as of the date first set forth above.

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LESSOR:	SDJ ENTERPRISES, LTD.,
a California limited partnership

By its general partner:
KAR3 Properties Limited Partnership,
a Delaware limited partnership,

By its general partner:
AKG3 Properties, LLC,
a California limited liability company

	By:	/s/ Aliza Karney Guren
Aliza Karney Guren, Manager

LESSEE:	GURU DENIM, INC.,
a California corporation

	By:	/s/ Jeffrey Lubell
	Name:	Jeff Lubell
	Title:	CEO

	By:	/s/ Michael R. Egeck
	Name:	Michael Egeck
	Title:	President

	By:	/s/ Peter Collins
	Name:	Peter F. Collins
	Title:	CFO

TRUE RELIGION APPAREL, INC.,
a Delaware corporation

	By:	/s/ Jeffrey Lubell
	Name:	Jeff Lubell
	Title:	CEO

	By:	/s/ Michael R. Egeck
	Name:	Michael Egeck
	Title:	President

	By:	/s/ Peter Collins
	Name:	Peter F. Collins
	Title:	CFO